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                                                                    EXHIBIT 3.78



                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       VIRGINIA EMERGENCY PHYSICIANS, INC.
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I   OFFICES..........................................................
      Section 1.1   Registered Office........................................
      Section 1.2   Other Offices............................................

ARTICLE II  SHAREHOLDERS' MEETINGS...........................................
      Section 2.1   Place of Meetings........................................
      Section 2.2   Annual meetings..........................................
      Section 2.3   Notice of Meeting........................................
      Section 2.4   Special Meetings.........................................
      Section 2.5   Notice of Special Meetings...............................
      Section 2.6   Closing of Transfer Books and Fixing of
                    Record Date..............................................
      Section 2.7   Shareholders' List.......................................
      Section 2.8   Quorum...................................................
      Section 2.9   Voting...................................................
      Section 2.10  Proxies..................................................
      Section 2.11  Unanimous Consent........................................
      Section 2.12  Voting Agreements........................................

ARTICLE III DIRECTORS........................................................
      Section 3.1   General Powers...........................................
      Section 3.2   Number, Election and Term of Office......................
      Section 3.3   Vacancies................................................
      Section 3.4   Place of Meetings........................................
      Section 3.5   Committees of Directors..................................
      Section 3.6   Annual Meeting...........................................
      Section 3.7   Special Meeting..........................................
      Section 3.8   Action Without Meeting...................................
      Section 3.9   Quorum and Manner of Acting..............................
      Section 3.10  Removal of Directors.....................................
      Section 3.11  Resignation..............................................

ARTICLE IV  OFFICERS.........................................................
      Section 4.1   Executive Officers.......................................
      Section 4.2   Election, Term of Office and
                    Eligibility..............................................
      Section 4.3   Subordinate Officers.....................................
      Section 4.4   Removal..................................................
      Section 4.5   The President............................................
      Section 4.6   The Vice Presidents......................................
      Section 4.7   Treasurer................................................
      Section 4.8   The Secretary............................................
      Section 4.9   Assistant Treasurers.....................................



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      Section 4.10  Assistant Secretaries.....................................
      Section 4.11  Vacancies.................................................
      Section 4.12  Salaries..................................................
      Section 4.13  Bonds.....................................................
      Section 4.14  Delegation of Duties......................................

ARTICLE V SHARES OF STOCK....................................................
      Section 5.1  Regulation.................................................
      Section 5.2  Stock Certificates.........................................
      Section 5.3  Transfer of Shares.........................................
      Section 5.4  Lost Certificate...........................................
      Section 5.5  Transfer Restrictions......................................
      Section 5.6  Miscellaneous..............................................
      Section 5.7  Legend.....................................................

ARTICLE VI  BOOKS AND RECORDS................................................
      Section 6.1  Location...................................................
      Section 6.2  Inspection.................................................
      Section 6.3  Corporate Seal.............................................

ARTICLE VII DIVIDENDS AND RESERVES...........................................
      Section 7.1  Dividends..................................................
      Section 7.2  Reserves...................................................

ARTICLE VIII MISCELLANEOUS PROVISIONS.........................................
      Section 8.1  Fiscal Year................................................
      Section 8.2  Depositories...............................................
      Section 8.3  Checks, Drafts and Notes...................................
      Section 8.4  Contracts and Other Instruments............................
      Section 8.5  Notices....................................................
      Section 8.6  Waivers of Notice..........................................
      Section 8.7  Stock in other Corporations................................
      Section 8.8  Amendment of Bylaws........................................

ARTICLE IX  INDEMNIFICATION..................................................
      Section 9.2  Authority to Indemnify.....................................
      Section 9.3  Mandatory Indemnification..................................
      Section 9.4  Advance for Expenses.......................................
      Section 9.5  Court Orders For Advances, Reimbursement
                   or Indemnification.........................................
      Section 9.6  Determination and Authorization of
                   Indemnification............................................
      Section 9.7  Indemnification of Officers, Employees
                   and Agents.................................................
      Section 9.8  Insurance..................................................


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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       VIRGINIA EMERGENCY PHYSICIANS, INC.


                                   ARTICLE 1.

                                     OFFICES

                  Section a. Registered Office. The registered office of Virginia Emergency Physicians, Inc. (the "Corporation") shall be located in the Commonwealth of Virginia, at a location that the Board of Directors shall from time to time determine. The initial registered agent in charge thereof is Edward
R. Parker.

                  Section b. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2.

                             SHAREHOLDERS' MEETINGS

                  Section a. Place of Meetings. All meetings of the shareholders for the election of directors shall be held at the offices of the Corporation or elsewhere in the United States as the Board of Directors may designate. Meetings of shareholders for any other purpose may be held at such place in the United States as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section b. Annual meetings. An annual meeting of the shareholders, commencing with the year 1995, shall be held on the first Tuesday in April in each year, but if a legal holiday, then on the next secular day following, at 12:00 p.m., at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

                  Section c. Notice of Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail,
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telegraph or private carrier, to each shareholder entitled to vote at such meeting; except that notice of a shareholders' meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets other than in regular course of business, or dissolution of the Corporation shall be given not less than twenty-five (25) nor more than sixty
(60) days before the meeting date. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the Corporation.

                  If an annual meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date is fixed for the adjourned meeting, which is required if the adjournment is for more than one hundred twenty (120) days, a notice of the adjourned meeting shall be given to each shareholder of record as of the new record date.

                  Section d. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors or the President and shall be called by the Secretary at the request in writing of a majority of the Board of Directors, or in the case of the Corporation having thirty-five (35) or fewer shareholders of record at the demand in writing of shareholders owning at least twenty percent (20%) of the number of shares of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                  Section e. Notice of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally, by mail, telegraph or private carrier, to each shareholder entitled to vote at such meeting; except that notice of a shareholders' meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets not in the ordinary course of business, or the dissolution of the Corporation shall be given not less than twenty-five (25) nor more than sixty (60) days before the meeting date. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.


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                  If a special meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment; except that if a new record date is fixed for the adjourned meeting, which is required if the adjournment is for more than one hundred twenty (120) days, a notice of the adjourned meeting shall be given to each shareholder of record as of the new record date.

                  Section f. Closing of Transfer Books and Fixing of Record Date. The directors may fix in advance a time, which shall be not more than seventy (70) days before the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, the record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                  Section g. Shareholders' List. At least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder, shall be prepared by the Secretary. Such list shall be open to the examination of any shareholder, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the registered office of the Corporation, at its principal office, or at the office of its transfer agent or registrar. The list shall


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also be produced and kept at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. If the Corporation has shares registered under the Securities and Exchange Act of 1934 as amended, a shareholder may inspect the shareholder list prior to a shareholders' meeting only if the shareholder has been a holder of record for at least six (6) months preceding the demand to inspect or is the holder of record of at least five percent (5%) of all the outstanding shares and if the demand is made in good faith and for a proper purpose, which is described with particularity and is germane to the meeting.

                  Section h. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting, until a quorum shall again be present or represented by proxy. At the adjourned meeting at which a quorum shall be present or represented by proxy, the Corporation may transact any business which might have been transacted at the original meeting.

                  Section i. Voting. When a quorum is present at any meeting, and subject to the provisions of statute, the Articles of Incorporation, or by these Bylaws in respect of the vote that shall be required for a specified action, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, or of the Articles of Incorporation, or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each shareholder shall have one vote for each share of Stock having voting power registered in the shareholder's name on the books of the Corporation, except as otherwise provided in the Articles of Incorporation.

                  Section j. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize


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another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. Notwithstanding the provisions of the prior sentence, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the shares relating to the proxy or in the Corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. Proxies shall be filed with the Secretary of the Corporation, or such other officer of agent authorized to tabulate votes, before or at the time of the meeting. The death or incapacity of a shareholder appointing a proxy does not affect the validity of such proxy unless notice of such death or incapacity is received by the officer or agent authorized to tabulate votes before the proxy votes.

                  Section k. Unanimous Consent. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of statute, or of the Articles of Incorporation, or these Bylaws, the meeting, notice of the meeting, vote of shareholders and action by the Board of Directors may be dispensed with if all the shareholders entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken. Such written consent shall be included in the minutes or filed with the corporate records reflecting the action taken.

                  Section l. Voting Agreements. An agreement between two or more shareholders, if in writing and signed by the parties thereto, whether or not such parties include all of the shareholders of the Corporation, may provide that the shares held by such shareholders shall be voted under procedures set forth in said agreement.

                                   ARTICLE 3.

                                    DIRECTORS

                  Section a. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such acts and things as are not by statute, nor by the Articles of Incorporation, nor by these Bylaws directed or required to be exercised or done by the shareholders.


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                  Section b. Number, Election and Term of Office. The Board of
Directors shall consist of the same number of members as there are shareholders of the Corporation, but in no event, shall there be more than three directors at any given time. The directors shall be elected at the annual meeting of the shareholders by such shareholders as have the right to vote thereon. Each director shall hold office until the next annual election of directors and until his successor is chosen and qualified or until the director sooner dies, resigns, is removed or becomes disqualified to serve as a director. Any election of directors by shareholders shall be by ballot if so requested by any shareholder entitled to vote thereon.

                  Section c. Vacancies. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, the holders of a plurality of shares issued and outstanding and entitled to vote in elections of directors, or the Board of Directors or a majority of the directors remaining in office if they constitute fewer than a quorum of the Board, may choose a successor or successors, or a director to fill the newly created directorship, who shall hold office for the unexpired term or until the next election of directors.

                  Section d. Place of Meetings. The Board of Directors may hold regular or special meetings in or outside of the Commonwealth of Virginia, at the office of the Corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

                  Section e. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, including an executive committee, each committee to consist of two (2) or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall approve or recommend to shareholders action that Virginia law requires to be approved by shareholders; fill vacancies on the Board or any of its committees; amend the Articles of Incorporation; adopt, amend or


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repeal the Bylaws; approve a plan of merger not requiring shareholder approval;
authorize or approve a distribution; or authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares except within limits specifically authorized by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                  Section f. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held either in or outside of the Commonwealth of Virginia immediately after the annual meeting of the shareholders in each year. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

                  Regular meetings of the Board of Directors may be held with or without notice of the date, time, place or purpose of the meeting. Notice of such meeting may be given personally, by mail, telegram or personal carrier, to each elected director at his or her address as the same may appear on the records of the Corporation, or in the absence of such address, at his or her residence or usual place of business, at least three (3) days before the day on which such meeting is to be held. The meeting may be held either in or outside of the Commonwealth of Virginia at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof.

                  Section g. Special Meeting. Special meetings of the Board of Directors may be held at any time on the call of the President or by resolution of the Board of Directors. Notice of any such meeting, shall be given personally, by mail, telegram or personal carrier, to each director at his or her address as the same appears on the records of the Corporation not less than one (1) day prior to the day on which such meeting is to be held if such notice is by telegram, and not less than two (2) days prior to the day on which the meeting is to be held if such notice is by mail. The notice need not describe the purpose of the meeting. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or any one of the directors making the call. Any such meeting may be held at such place in or out of the Commonwealth of Virginia as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Any meeting of the Board of Directors shall be a legal


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meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting.

                  Section h. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is included in the minutes of proceedings of the Board of Directors or filed with the corporate records reflecting the action taken.

                  Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                  Section i. Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, a majority of the total number of directors as specified by the Bylaws shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than one hundred twenty (120) days.

                  Section j. Removal of Directors. Any director may be removed from his office with or without cause if a majority of the shareholders vote in favor of removal at a duly held special meeting of the shareholders with notice thereof specifying the purpose of the meeting being at least in part to vote on such director's removal; provided, however, that the director to be removed shall be given reasonable notice of the reasons for the proposed removal and an opportunity to be heard by the shareholders before a removal vote is taken. Voting by the Shareholders with respect to removal of a director shall be by closed ballot.


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                  Section k. Resignation. Any director of the corporation may resign from office by delivering or causing to be delivered to any officer of the Corporation, or to the Board of Directors, a written resignation, which shall take effect upon receipt thereof or at such subsequent time as shall be specified in the notice of resignation.

                                   ARTICLE 4.

                                    OFFICERS

                  Section a. Executive Officers. The executive officers of the Corporation shall be a President, such number of Vice Presidents, if any, as the Board of Directors may determine, a Treasurer and a Secretary. One person may hold any number of said offices.

                  Section b. Election, Term of Office and Eligibility. The executive officers of the Corporation shall be elected annually by the Board of Directors at its regular meeting or at a special meeting held in lieu thereof. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.3, shall hold office until his or her successor shall have been duly chosen and qualified or until his or her death, resignation or removal. None of the officers need be members of the Board.

                  Section c. Subordinate Officers. The Board of Directors may appoint such Assistant Treasurers, Assistant Secretaries and other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the chief executive officer of the Corporation or Executive Committee to appoint any such subordinate officers or agents.

                  Section d. Removal. The President, any Vice President, The Treasurer and/or the Secretary may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors as at the time specified by the Bylaws. Any subordinate officer appointed pursuant to Section 4.3, may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered to appoint such subordinate officers.

                  Section e. The President. The President shall be the chief executive officer of the Corporation. The President shall


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have executive authority to see that all orders and resolutions of the Board of
Directors are carried into effect, and, subject to the control vested in the Board of Directors by statute, by the Articles of Incorporation, or by these Bylaws, shall administer and be responsible for the management of the business and affairs of the Corporation. The President shall preside at all meetings of the shareholders and of the Board of Directors; and in general, shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned by the Board of Directors.

                  Section f. The Vice Presidents. In the event of the absence or disability of the President, each Vice President, if any, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. The Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or by the chief executive officer of the Corporation.

                  Section g. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; (b) sign checks or drafts on the accounts of the Corporation up to amounts authorized from time to time by the Board of Directors; (c) sign, with the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (d) prepare or cause to be prepared monthly unaudited financial statements; and (e) in general, perform all duties incident to the office of Treasurer and all other duties as from time to time may be assigned to him by the Board of Directors or the President.

                  Section h. The Secretary. The Secretary shall:

i. Keep the minutes of the meetings of the shareholders and of the Board of Directors;

ii. See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

iii. Be custodian of the records and of the seal of the Corporation and see that the seal or a facsimile or equivalent thereof, is


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         affixed to or reproduced on all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

iv.      Have charge of the stock record books of the Corporation; and

v. In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these Bylaws and as from time to time are assigned to him or her by the Board of Directors or by the chief executive officer of the Corporation.

                  Section i. Assistant Treasurers. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designations, then any one of such Assistant Treasurers) shall perform the duties of the Treasurer and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers appointed pursuant to the provisions of section 4.3 may sign with the President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors.

                  Section j. Assistant Secretaries. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Secretary, or in his or her absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

                  Section k. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or other wise, may be filled by the Board of Directors for the unexpired portion of the term. Vacancies or new offices may be filled at any meeting of the Board of Directors.

                  Section l. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by being also a director of the Corporation.


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                  Section m. Bonds. If the Board of Directors or the chief
executive officer shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors or the chief executive officer, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

                  Section n. Delegation of Duties. In case of the absence of any officer of the Corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may, for the time being, delegate that officer's powers and duties, or any of them, to any other officer or to any director.

                                   ARTICLE 5.

                                 SHARES OF STOCK

                  Section a. Regulation. Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Stock of the Corporation, including the issue of new certificates for lost, stolen, or destroyed certificates, and including the appointment of transfer agents and registrars.

                  Section b. Stock Certificates. The shares for the Corporation shall be represented by certificates or shall be uncertificated. Certificates for shares of the stock of the Corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, and may be impressed with the corporate seal or a facsimile thereof, and shall be signed by two (2) officers (one of which shall be the President or a Vice President, and the other of which shall be the Treasurer or an Assistant Treasurer). The signatures of the officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

                  Each certificate shall exhibit the name of the Corporation, and that it is organized under the laws of the Commonwealth of Virginia, the class (or series of any class) and number of shares represented thereby, and the name of the holder.


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
Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

                  When the Corporation is authorized to issue different classes of shares, or different series within a class, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and a full statement of the variations in rights, preferences, and limitations determined for each series within a class (and the authority for the Board of Directors to determine variations for future series) shall be set forth upon the face or back of each certificate, or each certificate shall have a statement that this information will be furnished to any shareholder upon written request and without charge.

                  Section c. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney, upon the surrender or cancellation of a certificate or certificates for a like number of shares. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by statute.

                  Section d. Lost Certificate. Any shareholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the Corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

                  Section e. Transfer Restrictions. No disposition, sale, assignment, pledge, hypothecation or other transfer of all or any part of the shares of the capital stock of the Corporation, whether voluntarily, involuntarily, by operation of law or otherwise, shall be made by any shareholder, or by any heir, executor, legal representative, devisee, testamentary beneficiary, trustee in bankruptcy, successor or assign of any shareholder, other than in accordance with any Shareholders Agreement then in effect among the shareholders of the Corporation.

                  Section f. Miscellaneous. No person who transfers, holds, or purports to exercise any rights or privileges with respect to any shares of capital stock of the Corporation in violation of the rights, restrictions and provisions set forth under this Article V, shall have the right to vote, to receive dividends or to enjoy or exercise any other rights or privileges as a holder of any shares of capital stock with respect to which any such violation or default shall exist.

                  Section g. Legend. Each outstanding stock certificate of the Corporation shall bear the following endorsement in bold print: "The shares of stock represented by this certificate and the transfer thereof are subject to certain restrictions imposed by the Articles of Incorporation and the Bylaws of the Corporation and a certain Stock Transfer Restriction Agreement among the Shareholders, copies of all of which shall be furnished by the Corporation without charge upon written request of the holder hereof."

                                   ARTICLE 6.

                                BOOKS AND RECORDS

                  Section a. Location. The books, accounts and records of the Corporation may be kept at such place or places within or without the Commonwealth of Virginia as the Board of Directors may from time to time determine.

                  Section b. Inspection. The books, accounts, and records of the Corporation shall be open to inspection by any member of the Board of Directors at all times and open to inspection by the shareholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

                  Section c. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Virginia." The seal may be used by causing it, or a facsimile thereof to be impressed or affixed in any manner reproduced.

                                   ARTICLE 7.

                             DIVIDENDS AND RESERVES

                  Section a. Dividends. Subject to the provisions of the Articles of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Articles of Incorporation.

                  The Board of Directors of the Corporation, subject to any restrictions contained in the Articles of Incorporation and other lawful commitments of the Corporation, may not declare and pay dividends upon the shares of its capital stock if after giving it effect the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

                  Section b. Reserves. The Board of Directors of the Corporation may set apart, out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

                                   ARTICLE 8.

                            MISCELLANEOUS PROVISIONS


                  Section a. Fiscal Year. The fiscal year of the Corporation shall end on the 31st of December in each calendar year.

                  Section b. Depositories. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the Corporation.

                  Section c. Checks, Drafts and Notes. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

                  Section d. Contracts and Other Instruments. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and such authority may be general or confined to specific instances.

                  Section e. Notices. Whenever under the provisions of statute, or of the Articles of Incorporation, or of these Bylaws notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, or by delivery to a telegraph company or to a private carrier, addressed to such director or shareholder at such address as appears on the records of the Corporation, or, in default of other address, to such director or shareholder at the General Post Office in the City of Richmond, Virginia, and such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered to a telegraph company or private carrier.

                  Section f. Waivers of Notice. Whenever any notice is required to be given under the provisions of statute, or of the Articles of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                  Section g. Stock in Other Corporations. Any shares of stock in any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the President or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its President or a Vice President. Shares of stock belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the President or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

                  Section h. Amendment of Bylaws. The shareholders, at any regular or special meeting (if notice of such alteration or amendment of the Bylaws is contained in the notice of such meeting) may adopt, amend, or repeal these Bylaws.

                  Except to the extent provided by the Articles of Incorporation or by Virginia law, the Board of Directors may adopt, amend, or repeal these Bylaws at any meeting except to the extent that the shareholders, in adopting or amending particular Bylaws, have provided expressly that the Board of Directors may not amend or repeal that Bylaw.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  Section a. Definitions. In this Article IX:

i. "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

ii. "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

iii.     "Expenses" include counsel fees.

iv. "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed


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
         with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

v.       "Official capacity" means:

         (1) when used with respect to a director, the office of director in the Corporation; and

         (2) when used with respect to an individual other than director, as contemplated in Section 9.7, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

vi. "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

vii. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

                  Section  b. Authority to Indemnify.

i. Except as provided in subsection (d), the Corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

         (1)      he conducted himself in good faith; and

         (2)      he believed:

                  (a) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests; and

                  (b) in all other cases, that his conduct was at least not opposed to its best interests; and

         (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

ii. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(ii).

iii. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

iv.      The Corporation may not indemnify a director under this section:

         (1) in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

         (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

v. Indemnification permitted under this section in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

                  Section c. Mandatory Indemnification. Unless limited by its Articles of Incorporation, the Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

                  Section d. Advance for Expenses.

i. The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

         (1) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 9.2;

         (2) the director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

         (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this subdivision.

ii. The undertaking required by subparagraph (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

iii. Determinations and authorizations of payments under this section shall be made in the manner specified in Section 9.6.

                  Section e. Court Orders For Advances, Reimbursement or Indemnification.

i. An individual who is made a party to a proceeding because he is or was a director of the Corporation may apply to a court for an order directing the Corporation to make advances or reimbursement for expenses or to provide indemnification. Such application may be made to the court conducting the proceeding or to another court of competent jurisdiction.

ii. The court shall order the Corporation to make advances and/or reimbursement for expenses or to provide indemnification if it determines that the director is entitled to such advances, reimbursement or indemnification and shall also order the corporation to pay the director's reasonable expenses incurred to obtain the order.

iii. With respect to a proceeding by or in the right of the Corporation, the court may (i) order indemnification of the director to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he was adjudged liable to the Corporation and (ii) also order the Corporation to pay the director's reasonable expenses incurred to obtain the order of indemnification.

iv. Neither (i) the failure of the Corporation, including its board of directors, its independent legal counsel and its shareholders, to have made an independent determination prior to the commencement of any action permitted by this section that the applying director is entitled to receive advances and/or reimbursement nor (ii) the determination by the

         Corporation including its board of directors, its independent legal counsel and its shareholders, that the applying director is not entitled to receive advances and/or reimbursement or indemnification shall create a presumption to that effect or otherwise of itself be a defense to that director's application for advances for expenses, reimbursement or indemnification.

                  Section f. Determination and Authorization of Indem-nification.

i. The Corporation may not indemnify a director under Section 9.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in
         Section 9.2.

ii.      The determination shall be made:

         (1) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

         (2) if a quorum cannot be obtained under subparagraph (b)(1) by majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of 2 or more directors not at the time parties to the proceeding;

         (3)      by special legal counsel:

                  (a) selected by the board of directors or its committee in the manner prescribed in subparagraphs (1) or
                           (2); or

                  (b)     if a quorum of the board of directors cannot be
                           obtained under subparagraph (b)(3)(i) and a committee cannot be designated under subparagraph (b)(2), selected by majority vote of the full board of directors in which selection directors who are parties may participate; or

         (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

iii. Authorization of indemnification and evaluation as to reason ableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph (b)(3) to select counsel.

                  Section g. Indemnification of Officers, Employees and Agents. Unless the Corporation's Articles of Incorporation provide otherwise:

i. an officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 9.3, and is entitled to apply for court-ordered indemnification under Section 9.5, in each case to the same extent as a director;

ii. the Corporation may indemnify and advance expenses under this subdivision to an officer, employee or agent of the Corporation who is not a director, to the same extent as to a director; and

iii. the Corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its Articles of Incorporation, these By-laws, general or specific action of its Board of Directors, or contract.

                  Section h. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 9.2 or Section 9.3.